Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-98325, 333-120561, 333-161376, 333-177890, and 333-204379 on Form S-8 of our report dated March 31, 2017, relating to the financial statements of Communications Systems, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

April 6, 2018